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                                                                EXHIBIT 10.2

                               PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into this 3Oth day of January 1996, by and between American Sports History, Inc., (hereinafter referred to as "ASPH"), a Nevada corporation duly authorized to do business in the State of California, with its principle place of business at 18-I Heritage Dr., Chatham, New Jersey 07928, and Vernon Nobles, (hereinafter referred to as "Nobles"), who resides at 636 Wilcox, Hancock Park, California 90004.

WITNESSETH:

WHEREAS, Nobles has agreed to sell ASPH interest of whatever nature he owns in certain film libraries more particularly (but not fully) described in Exhibit "A" and Exhibit "B" attached hereto and made part hereof for all purposes, effective as of the date of this Purchase and Sale Agreement, and under the following terms and conditions:

1.  Purchase Price.

In consideration for ASPH purchasing the referenced property, ASPH shall pay the sum of Six Hundred Thousand and No/100 Dollars ($600,000), with said payment being made in common stock valued at Five dollars ($5.00) per share. The common stock is to be ASPH's Class A Common Stock of ASPH. Said stock will be unregistered and stamped with a restricted legend.

The Six Hundred Thousand and No/100 Dollars ($600,000) shall be payable in One Hundred Twenty Thousand (120,000) Shares of Common Stock, par value $.001. If it is determined that the Shares are not sufficient to satisfy payment, then ASPH and Nobles shall agree upon an additional number of Shares, not to exceed 120,000 additional Shares, to be deposited with Nobles.

2.  Closing.

The completion of the contemplated transaction is herein designated as the Closing which shall take place on or before January 30, 1996, or such other date as the parties shall mutually agree upon.

3.  Warranties and Representations of ASPH.

3.1  Corporate Organization.

ASPH is a corporation duly organized, validly existing and in good standing under the laws of Nevada and is duly qualified to do business and has full power and authority to carry on its current business and to purchase, own, and sell its assets and properties.

3.2  Corporate Authority.

The execution and delivery of the Agreement and the carrying out of the provisions hereof have been fully authorized by the Board of Directors of ASPH.

3.3  Binding Nature.

This Agreement shall be, when duly executed and delivered, a legal and binding

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obligation of ASPH enforceable in accordance with its terms.

3.4 No representation or warranty by ASPH in this Agreement contains, nor will it contain, any untrue statement or omission, nor will it omit to state a material fact necessary to make the statements contained herein not misleading. All representations and warranties made by ASPH on this Agreement shall be true and correct as of the Closing date.

3.5  Litigation.

There are no pending, nor, to the best knowledge and belief of ASPH, threatened actions or proceedings before any court of administrative agency or other authority which might or will materially or adversely affect ASPH's ability or right to perform all of ASPH's obligations hereunder.

4.  Warranties and Representations of Noble.

4.1  Property Title.

Noble hereby warrants and represent that he has good and marketable title to the properties and/or property interests, which are the subject to this Agreement, and that the properties and/or property interests are free and clear from any liens, or other obligations, and that there is no litigation pending or threatened against said properties and/or property interest.

4.2  Authority to Sign.

Noble warrants and represent that he has full authority, as owner of the properties and/or property interest, to enter into this Agreement with ASPH.

4.3  Binding Nature.

This Agreement shall be, when duly executed and delivered, a legal and binding obligation enforceable in accordance with its terms.

4.4  Warranties and Representations.

No representation or warranty by Noble in this Agreement contains, nor will it contain, any untrue statement or omission, nor will it omit to state material fact necessary to make the statements contained herein not misleading. All representations and warranties made by Noble in this Agreement shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of such date.

4.5  Litigation.

There are no pending, nor, to the best knowledge and belief of Noble, threatened actions or proceedings before any court of administrative agency or other authority which might or will materially or adversely affect Nobles' obligation hereunder.

5.  Miscellaneous.

5.1  Sales Tax.

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Any sales taxes which may be payable in connection with the transfer of the assets described shall be borne solely by Noble.

5.2  Notices and Communication.

Any notice, payment request, instruction, or other document to he delivered hereunder shall he deemed sufficiency given if in writing and delivered personally or mailed by Certified Mail, postage prepaid, if to ASPH addressed to ASPH at the address first set forth above, and if addressed to Noble at the address first set forth above, unless in each case ASPH or Noble shall have notified the other in writing of a different address.

5.3  Non-Waiver.

No delay or failure on either part in exercising any right hereunder, and no partial or single exercise thereof will constitute a waiver of such right or any other right hereunder.

5.4  Headings.

Headings in this Agreement are for convenience only and are not to be used for interpreting or construing any provision hereof.

5.5  Governing Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada.

5.6  Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5.7  Binding Nature.

The provisions of this Agreement shall he binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

5.8  Survival of Representations and Warranties.

Except as otherwise expressly provided in this Agreement or the Exhibit "A" and Exhibit "B" attached, the representations and warranties ASPH and Noble extended hereunder shall survive the Closing. Each party against whom liability is asserted under the provisions of this Agreement shall he given the opportunity to participate, directly or through its authorized representative, at their cost and expense, in the conduct of any negotiations relating to the statements of any liability or any other proceeding instituted by any third party against either ASPH or Noble as the case may be, giving rise to alleged breach.

5,9  Expenses.

Except as otherwise expressly provided herein, each party shall pay all of its,

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own expenses incidental to the negotiations and preparation of the documentation relating to this Agreement and for entering into and carrying out the terms and conditions of this Agreement and consummating the transactions, irrespective of whether the transactions contemplated shall he consummated.

5.10  Payment of Taxes.

All fees, costs, charges, and expenses payable to any federal, state, or municipal authority, including without limitations, all filing fees, documentary stamps and transfer, sales and other taxes required to be paid, or imposed in connection with transfer of any of Nobles' assets pursuant to the terms of this Agreement shall be paid by Noble.

5.11  Amendments, Successors and Assigns.

This Agreement may he amended only by an instrument signed by the authorized representatives of the parties hereto. Neither party may assign any of its rights, obligations, or liabilities arising hereunder without the prior written consent of the other, except as otherwise provided herein, and any such assignment or attempted assignment shall be null and void.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the date first above written.


AMERICAN SPORTS HISTORY INC.                VERNON NOBLES


By: /s/ Vincent Nerlino                 By: /s/ Vernon Nobles
    ___________________________             __________________________
        Vincent Nerlino                         Vernon Nobles
            2/2/96                                 2/2/96

Attest:

By: ___________________________         By: __________________________

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                                  SCHEDULE "A"


A.  16 Hours of Sports Footage Film Library - V. Nobles

B. Fully paid license rights to utilize 36 hours of footage from the Historic Footage film library (not related to Sports).


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            SCHEDULE "B" - ASPH REVENUE FORECAST OF VIDEO LIBRARIES




                                                 (MILLIONS)

                                  YEAR 1     YEAR 2     YEAR 3     TOTAL
A.  SPORTS FOOTAGE                  .5        1.0        2.0        3.5

B.  HISTORIC FOOTAGE                .5        1.5        2.5        4.5
                                  ----       ----       ----       ----
                                   1.0        2.5        4.5        8.0